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                      PROMISSORY NOTE


$2,000,000.00                                 Schaumburg, Illinois
                                              September 3, 1999



     PCQUOTE.COM, INC., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of Motorola, Inc., a Delaware corporation (the "Lender"), the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) with interest, in the manner and upon the terms and conditions set forth below, at Lender's address at 1303 East Algonquin Road, Schaumburg, Illinois 60196 or such other place as Lender may from time to time designate in writing.

     1.  PAYMENT OF PRINCIPAL AND INTEREST.

         (a) The unpaid principal amount of this Note shall be payable in eight equal quarterly installments, such payments to begin on June 30, 2000, and continuing on the last day of each calendar quarter thereafter; provided, however, that in the event the Borrower consummates an initial public offering of shares of its common stock at any time prior to the payment in full of its obligations under this Promissory Note (the "Note"), the entire unpaid principal amount of this Note, plus accrued interest, shall become immediately due and payable. In the event the Borrower does not consummate its initial public offering of shares of its common stock prior to such date, the final payment of all outstanding principal and interest hereunder shall be due on March 31, 2002.

         (b) The unpaid principal balance of this Note shall bear interest from the date of disbursement until paid, computed at the rate of interest per annum (the "Interest Rate") equal to the Prime Rate. The term "Prime Rate" shall mean the Prime Rate as set forth in the WALL STREET JOURNAL as the prime rate of interest under the column that is captioned "Money Rates." If there is more than one rate indicated for a particular day as the Prime Rate, then the Prime Rate shall be the highest rate indicated as the Prime Rate. If the WALL STREET JOURNAL stops publishing the Prime Rate, then the Prime Rate shall mean the rate set forth in the Federal Reserve Statistical Release H.15(519) and entitled "Bank Prime Loan." The Interest Rate shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Prime Rate, whichever is applicable. Accrued interest shall be paid in arrears on the date of each payment of principal under this Note.

         (c) In the event that any of the obligations of Borrower hereunder are not paid when due, such unpaid amount shall bear interest after the due date until paid at a rate equal to the Interest Rate that would otherwise be in effect plus 3%. All computations of interest shall be made on the basis of a three hundred and sixty day (360) year, in each case for the actual number of days occurring in the period for which interest is payable. If any payment becomes due on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date for such payment shall be extended to the next business day and interest thereon shall be payable to


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Lender for such extended time. Payments hereunder shall be credited first to accrued interest due and then applied to outstanding principal.

     2. PREPAYMENT. If Borrower prepays this Note on or prior to the scheduled payment dates commencing June 30, 2000, including, without limitation, as a result of the consummation of an initial public offering, Borrower shall pay to Lender a penalty equal to 7% of the aggregate principal amount of the prepayment.

     3.  DEFAULT.

         (a) EVENTS OF DEFAULT. The following events shall constitute an "Event of Default" under this Note:

              (i) Borrower shall fail to pay the unpaid principal of or any accrued interest on this Note when due and such failure to pay shall continue for a period of ten (10) business days;

              (ii) Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for all or substantially all of its assets, or shall consent to any such relief or to the appointment of, or taking possession of by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

              (iii) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of substantially all of its assets, and such involuntary case shall remain undismissed and unstayed for a continuous forty-five (45) day period; or

              (iv) the occurrence of a default or an event of default under any Senior Indebtedness (as defined below) which would entitle the holder of such Senior Indebtedness to accelerate the maturity thereof.

         (b) REMEDIES. Upon the occurrence of any Event of Default, in addition to any right, power or remedy permitted by law or equity, the unpaid principal of, and accrued interest on, this Note shall be immediately due and payable. The Lender may, by notice to the Borrower, rescind such acceleration at any time before payment in full of the unpaid principal and accrued interest on this Note. Upon the occurrence of any Event of Default, the Lender may proceed to protect and enforce its rights either by suit in equity or by action at law or both, whether for specific performance of any promise, covenant or agreement in this Note or in aid of the exercise of any


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power granted to the Lender, or other legal or equitable right. No remedy is intended to be exclusive, and each remedy shall be cumulative.

    4. SUBORDINATION. Lender hereby agrees to subordinate the indebtedness evidenced by this Note to the extent and in the manner hereinafter set forth to the Borrower's Senior Indebtedness (as defined below), upon the receipt by the Lender of a written notice from the issuer of such Senior Indebtedness.

        (a) SENIOR INDEBTEDNESS. As used in this Note, the term "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid accrued interest on (i) indebtedness of the Borrower to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, by the Borrower, whether or not secured, and (ii) any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

         (b) DEFAULT ON SENIOR INDEBTEDNESS. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Borrower, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then no amount shall be paid by the Borrower in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within 90 days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

         (c) EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4, nothing contained in this Section 4 shall impair, as between the Borrower and the Lender, the obligation of the Borrower, subject to the terms and conditions hereof, to pay to the Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         (d) UNDERTAKING. By its acceptance of this Note, the Lender agrees to execute and deliver such documents as may be reasonably requested from time to time by the Borrower or the Lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.


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     5.  BUSINESS PURPOSE; WAIVER. Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes. The Borrower waives demand for payment and notice of presentment, protest and dishonor. No course of dealing between the Borrower and Lender shall operate as a waiver of any right of Lender and no delay shall operate as a waiver of any right of the Lender and no delay on the part of Lender in exercising any right under this Note shall so operate.

     6. NOTICE. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to the Lender at Mail Stop E202A, 5401 N. Beach Street, Fort Worth, Texas 76137 attention: John
Steadman, telecopy: (817) 245-4884 and to the Borrower at 300 S. Wacker
Drive, Suite 300, Chicago, Illinois 60606, attention: Tim Krauskopf, telecopy:
(312) 583-0890 or such other address or telecopy number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by telecopy, when transmitted to the number specified in this Section and the appropriate answerback is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified for such notice.

     7. SUBSEQUENT HOLDERS. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender," as used herein shall mean the endorsee, assignee or other transferee or successor to Lender then becoming the holder of this Note.

     8. INTERPRETATION. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of said documents. As used in this Note, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

     9. CHOICE OF LAW; BINDING EFFECT. This Note is made under, and shall be construed in accordance with, the laws of the State of Illinois without giving effect to principals of conflicts of laws. This Note shall inure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors, assigns and legal representatives.

     10. ATTORNEYS' FEES AND COSTS. The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with the enforcement of any provision of this Note.

     11. AMENDMENTS; SEVERABILITY. No amendment, waiver, modification, discharge or change of this Agreement or any related document or instrument shall be valid unless same is in writing and signed by the party against which enforcement of same is sought. If any provision thereof is held invalid or unenforceable, the remainder of the provisions herein will not be affected thereby, the provisions hereof being severable in any such instance.


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     THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR AN EXEMPTION THEREFROM.




                                  PCQUOTE.COM, INC.


                                  By:     /s/ Timothy K. Krauskopf
                                     ------------------------------
                                  Name:   Timothy K. Krauskopf
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                                  Title:  President & COO
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